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                                                                    Exhibit 99.1

(TOWER AUTOMOTIVE LOGO)

FOR RELEASE

Tower Automotive, Inc.                         Contact: Joe Kirik (248) 675-6253
27275 Haggerty Road                                               (248) 649-8900
Novi, MI 48337                                     kirik.joe@towerautomotive.com

         TOWER AUTOMOTIVE FILES CHAPTER 11 PLAN AND DISCLOSURE STATEMENT

               EXPECTS TO COMPLETE SALE TRANSACTION IN SUMMER 2007

NOVI, MICH., MAY 1, 2007 - Tower Automotive (OTCBB: TWRAQ) announced today that it has filed its Chapter 11 Plan (the "Plan") and accompanying Disclosure Statement with the U.S. Bankruptcy Court for the Southern District of New York. The filing also includes the previously announced sale agreement for substantially all of Tower's assets to an affiliate of Cerberus Capital Management, L.P. The Company expects to close a sale transaction by July 31, 2007, following the completion of a competitive bidding process as outlined in the sale agreement, and Court approval of both the Plan and sale transaction.

The Plan provides for payment in full of secured claims, including obligations under Tower's Debtor-in-Possession (DIP) credit facility and second lien loan facility, as well as payment in full of administrative and priority claims; assumption of the company's pension plan; and partial recovery for certain unsecured creditors.

To strengthen its financial position and realize opportunities for profitable, long-term future operations, during the reorganization process Tower implemented a sweeping restructuring, closing or selling 16 manufacturing plants and consolidating production into existing facilities to improve productivity, negotiating settlements with all ten U.S.-based labor unions, selling non-core businesses and diversifying its customer base with international automakers. As a result, Tower expects that more than half of the restructured company's revenue will come from its international operations.

As previously announced, the proposed sale will be subject to higher and better bids. A Court-approved marketing process is being conducted pursuant to which qualified parties must submit competing bids to purchase Tower by June 20, 2007. If qualified and competing bids are received by that date, the Company will conduct an auction on June 25, 2007 to determine the highest and best bid. The Company would then ask the Bankruptcy Court to confirm Tower's Plan of Reorganization and approve the transaction, with a closing to occur by July 31, 2007.

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                     TOWER AUTOMATIVE FILES PLAN AND DISCLOSURE STATEMENT - P. 2

ABOUT TOWER AUTOMOTIVE

Tower Automotive, Inc. is a global designer and producer of vehicle structural components and assemblies used by every major automotive original equipment manufacturer, including BMW, DaimlerChrysler, Fiat, Ford, General Motors, Honda, Hyundai/Kia, Nissan, Toyota, Volkswagen and Volvo. Products include body structures and assemblies, lower vehicle frames and structures, chassis modules and systems, and suspension components. Additional company information is available at www.towerautomotive.com.

FORWARD-LOOKING STATEMENTS

All statements, other than statements of historical fact, included in this press release or incorporated by reference herein, are, or may be deemed to be, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). When used in this press release, the words "anticipate," "believe," "estimate," "expect," "intends," "project," "plan" and similar expressions, as they relate to the Company, are intended to identify forward-looking statements. Such forward-looking statements are based on the beliefs of the Company's management as well as on assumptions made by and information currently available to the Company at the time such statements were made.

Various economic and competitive factors could cause actual results to differ materially from those discussed in such forward-looking statements, including factors which are outside the control of the Company, such as risks relating to:
(i) confirmation of a plan of reorganization under the Bankruptcy Code which would allow the Company to reduce unsustainable debt and other liabilities and simplify the Company's complex and restrictive capital structure; (ii) the Company's reliance on major customers and selected vehicle platforms; (iii) the cyclicality and seasonality of the automotive market; (iv) the failure to realize the benefits of acquisitions and joint ventures; (v) the Company's ability to obtain new business on new and redesigned models; (vi) the Company's ability to achieve the anticipated volume of production from new and planned supply programs; (vii) the general economic or business conditions affecting the automotive industry (which is dependent on consumer spending), either nationally or regionally, being less favorable than expected; (viii) the Company's failure to develop or successfully introduce new products; (ix) increased competition in the automotive components supply market; (x) unforeseen problems associated with international sales, including gains and losses from foreign currency exchange;
(xi) implementation of or changes in the laws, regulations or policies governing the automotive industry that could negatively affect the automotive components

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                     TOWER AUTOMATIVE FILES PLAN AND DISCLOSURE STATEMENT - P. 3

supply industry; (xii) changes in general economic conditions in the United States, Europe and Asia; and (xiii) various other factors beyond the Company's control. All subsequent written and oral forward-looking statements attributable to the Company or persons acting on behalf of the Company are expressly qualified in their entirety by such cautionary statements.

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